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    AMENDMENT NO. 3 TO THE 1992 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN

            WHEREAS, Kennedy-Wilson, Inc., a Delaware corporation (the "Company") has adopted the Kennedy-Wilson, Inc. 1992 Incentive and Nonstatutory Stock Option Plan (as amended, the "Plan");

            WHEREAS, Section 4 of the Plan provides that the number of shares on which options may be granted is 240,000;

            WHEREAS, as a result of stock dividends the number of shares on which options may be granted has been increased in accordance with the terms of the plan to 1,080,000; and

            WHEREAS, the Board of Directors of the Company has approved amending the Plan to increase the number of shares of common stock under the Plan to 1,700,000;

            NOW, THEREFORE, the Plan is hereby amended as follows:

      1. Section 4(a) of the Plan is hereby amended by deleting the number "240,000" wherever it appears and by inserting the number "1,700,000" in its stead.

      2. This amendment to the Plan shall be effective as of the date of execution hereof; provided, however, that if this amendment is not approved by the stockholders of the Company in accordance with applicable federal and state law (and the rules and regulations thereunder), this amendment shall be void and of no force or effect.

      3. Except to the extent set forth above, the Plan is not otherwise modified and shall remain in full force and effect.

            IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to be executed by unanimous written consent on the 19th day of February 1999.


                                           Kennedy-Wilson, Inc.